Exhibit 99.1

Quanterix Appoints William Geist as Chief Operating Officer

Geist brings operational experience to Quanterix as the company scales to support rapid growth and commercial success

Billerica, Mass. – November 18, 2020 — Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced it has named William Geist to the position of chief operating officer (COO), effective November 16, 2020.

“Quanterix is experiencing strong momentum across numerous digital biomarker platforms supporting drug development and non-invasive, early disease diagnostics research,” said Kevin Hrusovsky, Chairman, Chief Executive Officer and President, Quanterix. “We are extremely fortunate to attract Will into Quanterix at this important time given his wealth of operating experience and track record for growing revenue and profitability, both commercially and operationally.”

Geist brings over 25 years of experience to Quanterix, most recently serving as vice president and general manager for two of Thermo Fisher Scientific’s largest business units: Protein and Cell Analysis (PCA) and qPCR. He also served a key leadership role in Thermo Fisher Scientific’s Biosciences Division COVID-19 Task Force. Prior to joining Thermo Fisher Scientific, Geist held numerous sales, marketing and business development leadership roles, including vice president of sales, marketing and business development at QIAGEN’s Quanta BioSciences. He holds a B.A. in Biology from Dartmouth College.

In his role, Geist will build on Quanterix’ track record of strong execution as the Company expands globally and continues to disrupt pharmaceutical development and diagnostics research. Will’s focus will be on execution and continued growth of the Company’s ultrasensitive Simoa® technology, including its groundbreaking neurology franchise, as well as opportunities in COVID, Infectious Disease, Immunology and Oncology.

“I am very excited to join Quanterix during this phase of growth and expansion,” said Geist. “I have long admired the company’s mission and execution and welcome the opportunity to further operationalize and scale the innovation Quanterix continues to achieve as part of its vision for precision health.”

For more information on Quanterix please visit: www.quanterix.com

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACTS

Media Contact:

PAN Communications

Staci Didner, 407 734 7325

Pan.quanterix@pancomm.com

Investor Relations Contact:

Stephen Hrusovsky

shrusovsky@quanterix.com